EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Bridgeline Digital Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	415(a)(6)	(1)	(2)	(1)(2)
	Equity	Preferred Stock	415(a)(6)	(1)	(2)	(1)(2)
	Other	Debt Securities	415(a)(6)	(1)	(2)	(1)(2)
	Other	Warrants	415(a)(6)	(1)	(2)	(1)(2)
	Other (4)	Units	415(a)(6)	(1)	(2)	(1)(2)
	Unallocated Universal Shelf (1)		457(o)			$50,000,000 (5)	$92.70 per $1,000,000	$4,635.00 (3)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Unallocated Universal Shelf (1)	(5)	457(p)	(5)		$4,855,200	$115.90 per $1,000,000	$1,159.00	S-3	No. 333-218116	July 5, 2017	$562.72

	Total Offering Amounts					$50,000,000		$4,635.00
	Total Fees Previously Paid							$0
	Total Fee Offsets							$562.72
	Net Fee Due							$4,072.28

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants and units as shall have an aggregate offering price not to exceed $50,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities Bridgeline Digital, Inc. (the “Registrant”) as may be issued upon conversion of or exchange for preferred stock or debt securities, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price.

(4)

Securities registered hereunder may be sold separately or as units with other securities registered hereby, with such units consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, purchase contracts and warrants.

(5)

Pursuant to Rule 415(a)(6), the securities being registered hereunder include $4,855,200 of unsold securities which remain unsold as of the date hereof (collectively, the “Unsold Securities”) previously registered by (i) the Registrant's registration statement on Form S-3 (File No. 333-239104), which was originally filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2020, and declared effective by the SEC on June 25, 2020, and (ii) the Registrant’s registration statement on Form S-3 (File No. 333-218116), which was originally filed with the SEC on May 19, 2017 and declared effective by the SEC on July 5, 2017 (collectively, the “Prior Registration Statements”). The aggregate filing fees paid in connection with such Unsold Securities was $562.72. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement. Accordingly, the Registrant is paying a registration fee of $4,072.28 with the filing of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statements after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims (1)(2)	Bridgeline Digital, Inc.	S-3	333-218116	May 19, 2017		$562.72	Unallocated Universal Shelf	Unallocated Universal Shelf	Unallocated Universal Shelf	$4,855,200
Fee Offset Sources (1)(2)	Bridgeline Digital, Inc.	S-3	333-218116	May 19, 2017							$562.72(2)

(1)	On the date of effectiveness of this registration statement, the Registrant will have terminated or completed the offering that included the Unsold Securities under the Prior Registration Statements.

(2)

An aggregate of $562.72 of the amount of the registration fee was previously paid in connection with $4,855,200 of unsold securities registered under the Registrant’s registration statement on Form S-3 (File No. 333-218116) which was originally filed with the SEC on May 19, 2017 and declared effective by the SEC on July 5, 2017. The Registrant is applying $562.72 toward the registration fee for this registration statement in reliance on Rule 415(a)(6).